SECOND AMENDED AND RESTATED TRADE DEBT NOTE


$15,000,000.00                                     April 29, 1997
                                        Henderson, North Carolina

          For Value Received, Rose's Stores, Inc., a Delaware corporation, whose address is 218 South Garnett Street, Henderson, North Carolina 27536 ("Mortgagor"), promises to pay to the order of M.J. Sherman & Associates, Inc., whose address is 333 East 68th Street, New York, New York 10021, as Trustee ("Beneficiary"), or at such other place as may be designated from time to time in writing, the principal sum of FIFTEEN MILLION DOLLARS ($15,000,000.00), or such portion thereof as may, from time to time, be owing hereunder, with interest thereon as hereinafter provided.

          The Beneficiary is Trustee for the "Trade Vendors" of the undersigned, under and as defined in the Collateral Trust Agreement between the undersigned and the Beneficiary, dated the date hereof, as from time to time amended, amended and restated, supplemented or otherwise modified from time to time (the "Collateral Trust Agreement"), which amends and restates in its entirety the Letter of Credit and Mortgage Trust Agreement between the undersigned and the Beneficiary, dated as of May 8, 1995, as amended.

          This Second Amended and Restated Trade Debt Note ("Note") is given to evidence present and future obligations of the undersigned to the Trade Vendors for the unpaid invoiced cost of goods heretofore and hereafter delivered by them to the undersigned as shown on and after May 8, 1995 and prior to an Event of Default, as hereinafter defined, on the books and records of the undersigned, provided, that the maximum principal amount of present and future obligations which may be evidenced hereby at any one time is FIFTEEN MILLION DOLLARS ($15,000,000.00). All such future obligations shall be incurred on or before April 29, 1998, unless the time for incurring such obligations is extended to a date which, in no event, will be later than fifteen (15) years from May 8, 1995.

          The unpaid principal balance hereof shall be due from an "Event of Default", as that term is defined in the Collateral Trust Agreement, and shall bear interest from an Event of Default at a rate per annum equal to three and one-half percent (3.50%) above the "base rate", "prime rate" or "reference rate" announced from time to time by Norwest Bank Minnesota, National Association, or any successor thereto, on the unpaid balance until paid. Both principal and interest are payable in lawful money of the United States of America at the office of the Beneficiary or at such place as the legal holder hereof may designate in writing.
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          Pursuant to the provisions of N.C. Gen. Stat. Sections
45-67 et seq., this Note secures the making of present and future advances incurred hereunder. This Note shall become null and void and of no further force or effect upon termination of the Collateral Trust Agreement in accordance with its terms.

          All parties to this Note, including maker and any sureties, endorsers, or guarantors hereby waive protest, presentment, notice of dishonor and notice of acceleration of maturity and agree to continue to remain bound for the payment of principal, interest and all other sums due under this Note notwithstanding any change or changes by way of release, surrender, exchange, modification or substitution of any security for this Note or by way of any extension or extensions of time for the payment of principal and interest; and all such parties waive all and every kind of notice of such change or changes and agree that the same may be made without notice or consent of any of them.

          Upon the occurrence of an Event of Default the holder of this Note may employ an attorney to enforce the holder's rights and remedies and the maker, principal, surety, guarantor and endorsers of this Note hereby agree to pay on demand the holder's reasonable attorney's fees, plus all other reasonable expenses incurred by the holder in exercising any of the holder's rights and remedies upon and after an Event of Default. The rights and remedies of the holder as provided in this Note and any instrument securing this Note shall be cumulative and may be pursued singly, successively, or together against any security held by the holder for payment or security in the sole discretion of the holder. The failure to exercise any such right or remedy shall not be a waiver or release of such rights or remedies or the right to exercise any of them at another time.

          In the event any interest is charged in excess of the maximum allowed by law, the undersigned acknowledges and stipulates that any such charge shall be the result of an accidental and bona fide error and such excess shall be, first, applied to reduce the principal due, and, second, returned to the undersigned, it being the intention of the parties hereto not to enter at any time into an usurious or otherwise illegal relationship.

          This Note is to be governed and construed in accordance with the laws of the State of North Carolina.

          This Note is issued pursuant to the terms of the Collateral Trust Agreement and amends and restates in its entirety the Trade Debt Note dated April 29, 1996 (the "Existing Trade Debt Note") previously executed and delivered by the Mortgagor to the Beneficiary pursuant to the terms of the Collateral Trust Agreement. This Note is not intended to be and shall not constitute a novation of the indebtedness evidenced by the Existing Trade Debt Note, but is a restatement of such indebtedness as it currently exists and shall constitute evidence of the indebtedness of the Mortgagor to the Trade Vendors as set forth herein.

          IN WITNESS WHEREOF, the Mortgagor has caused this instrument to be signed in its corporate name by its duly authorized officer and its seal to be hereunto affixed by authority of its Board of Directors, the day and year first above written.


                                   ROSE'S STORES, INC.
                                   a Delaware corporation

                                   By:/s/ Jeanette Peters_______

                                   Name: Jeanette Peters________

                                   Title: Chief Financial Officer
                                          Senior VP & Treasurer

ATTEST:

G. Templeton Blackburn, II
     Secretary




(CORPORATE SEAL)